UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 16, 2015

Andatee China Marine Fuel Services Corporation

(Exact name of registrant as specified in its charter)

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Delaware	001-34608	80-0445030
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

Unit C, No.68 of West Binhai Road, Xigang District, Dalian, P.R. of China

(Address of Principal Executive Office) (Zip Code)

011 (86411) 8240 8939

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On April 16, 2015, Andatee China Marine Fuel Services Corporation (the “Company”) entered into a certain Share Exchange Agreement with Web Hosting Services Corporation, a Nevada corporation (“WHSC”) (the “Share Exchange Agreement”). Under the terms of the Share Exchange Agreement, the Company issued 500,000 restricted shares of its common stock in exchange for 200,000 shares of common stock WHSC, or 16.67% of the fully diluted equity of WHSC after issuance. WHSC is entitled to certain one-time demand and piggy-back (for the duration of 24 months following the execution of the Share Exchange Agreement) registration rights with respect to the resale of the Company shares issued in connection with this transaction. The Company agreed to bear registration expenses, subject to limitations. The Share Exchange Agreement includes representations, warranties, affirmative and restrictive covenants and other provisions customary for agreements of this nature. In connection with the Share Exchange Agreement, the Company, WHEC and Janet Gorman entered into a certain Board Observer and Indemnification Agreement also dated as of April 16, 2015 (the “Observer Agreement”) for the purposes of appointing a nonvoting observer to the Company’s Board of Directors (the “Observer”). Under the terms of the Observer Agreement, the Observer will be invited to attend meetings of the Company’s Board of Directors (the “Board”), in a nonvoting observer capacity, subject to confidentiality and non-disclosure restrictions. The Observer will not be deemed a member of the Board and therefore will not have the right to vote on any matter under consideration by the Board or otherwise have any power to cause the Company to take, or not to take, any action. The Observer will be entitled to contractual indemnity protections under the terms of the Observer Agreement.

In addition to the foregoing, the Company entered into 6-month consulting agreements with each Iron Grid LLC and Link2Earn LLC to, among other things, assist the Company to manage and offer guidance on the web hosting business. In consideration for entering into such consulting agreements, the Company issued 66,667 and 33,333 shares of the restricted shares of the Company’s common stock, to Iron Grid LLC and Link2Earn, respectively.

All parties in the foregoing transactions were “accredited investors” (as such term is defined in Rule 501(a) of Regulation D under the Securities Act of 1933, as amended (the “Securities Act”)), and the Company issued and sold its securities in such transactions in reliance upon an exemption from registration contained in Section 4(2) and Rule 506 under the Securities Act. Such securities may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements. Except as described below, there are no discounts or brokerage fees associated with the foregoing transactions. The Company issued 60,000 restricted shares of its common stock to Burnham Securities, Inc., as consideration for Burnham’s exclusive placement agent services in connection with the foregoing investment in WHSC.

The foregoing description of the Share Exchange Agreement, the Observer Agreement and the Consulting Agreements and other agreements and instruments does not purport to be complete and is subject to and qualified in its entirety by reference to the full text of such instruments, which are filed as exhibits to this Current Report on Form 8-K and are incorporated herein by reference. Such agreements and instruments contain representations and warranties by each of the parties thereto. These representations and warranties have been made solely for the benefit of the other parties to such agreements and instruments and:

•	should not be treated as categorical statements of fact, but rather as a way of allocating the risk to one of the parties if those statements prove to be inaccurate;
•	may have been qualified in such agreements and instruments by disclosures that were made to the other party in connection with the negotiation of such agreements and instruments;
•	may apply contract standards of "materiality" that are different from "materiality" under the applicable securities laws; and
•	were made only as of the date of such agreements and instruments or such other date or dates as may be specified in such agreements and instruments.

Item 3.02	Unregistered Sales of Equity Securities

The registrant hereby incorporates by reference the disclosure made in Item 1.01 below.

Item 9.01	Financial Statements and Exhibits.

(c)	Exhibits

10.1	Share Exchange Agreement dated as of April 16, 2015.
10.2	Observer and Indemnification Agreement dated as of April 16, 2015.
10.3	Consulting (Iron Grid Ltd) Agreement dated as of April 16, 2015.
10.4	Consulting (Link2Earn LLC) Agreement dated as of April 16, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Andatee China Marine Fuel Services Corporation

By:	/s/ Wang Hao
Wang Hao, Chief Executive Officer

Date: April 22, 2015.